Exhibit 99.1c


                                                       PO Box 84013
                                                       Columbus GA 31908-4013
                                                       Tel.   800.784-5566

                                                       GreenPoint Mortgage

February 27, 2006

CitiMortgage
Master Servicing Division
Compliance Manager CMLTI 2005-5
14651 Dallas Parkway, Suite 210
Dallas, TX 75104

Re:     Annual Statement of Compliance for the Servicing Agreement by
 GreenPoint Mortgage Funding, Inc., as Servicer

Ladies and Gentlemen:

        Pursuant to the Servicing Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage
Funding, Inc. (as "Servicer") hereby certifies as to the following (capitalized terms have the meanings used in the Servicing Agreement):

1. A review of the activities of the Servicer and its performance under the Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

2. To the best knowledge of the undersigned officer, based on such review, the Servicer has fulfilled all of its material obligations under the Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Servicer's material obligations throughout such period, except as follows:
        During the year, certain custodial bank account reconciliations were not prepared and reviewed on a timely basis. In addition, there are certain custodial bank accounts that have reconciling items that have not been resolved with 90 calendar days of their original identification. For the month ended December 31, 2005, all custodial bank reconciliations had been completed and reviewed on a timely basis.


                                                Very truly yours,

                                                GREENPOINT MORTGAGE
                                                FUNDING, INC., as Servicer


                                                By:____/s/________________
                                                Name:  Michael De Francesco
                                                Title: Senior Vice President
                                                       Loan Administration